Exhibit 99.1

CHART ACQUISITION CORP. COMMON STOCK AND WARRANTS
TO COMMENCE TRADING SEPARATELY ON FEBRUARY 4, 2013

NEW YORK, February 1, 2013 —/PRNewswire/ - Chart Acquisition Corp. (the “Company”)(Nasdaq: CACGU), a newly-organized blank check company formed for the purpose of acquiring or merging with an operating business, today announced that the holders of the Company’s units may elect to separately trade the common stock and warrants underlying the units commencing February 4, 2013. Those units not separated will continue to trade on the The Nasdaq Capital Market under the symbol “CACGU” and the common stock and the warrants are expected to trade under the symbols “CACG” and “CACGW”, respectively.

A registration statement relating to the units and the underlying securities has been declared effective by the Securities and Exchange Commission on December 13, 2012.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov/Archives/edgar/data/1527349/000121390012006801/d30022.htm Alternatively, copies of the prospectus related to this offering may be obtained from Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10016, or by email at prospectus.cpdg@db.com or Cowen and Company LLC at c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: (631) 274-2806, Fax: (631) 254-7140.

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Contact Information:

Michael LaBarbera
Chief Financial Officer
212-350-8275